Exhibit 16.1

RSM

RSM US LLP

4 Times Square

151 W. 42 Street, 19th Floor

New York, NY 10036, USA

T +1 212 372 1000

F +1 212 372 1001

www.rsmus.com

March 24, 2021

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Landsea Homes Corporation’s statements included under Item 4.01(a) of its Form 8-K filed on March 24, 2021 and we agree with such statements concerning our firm.

/s/ RSM US LLP